UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2026

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

BK Technologies Corporation (the “Company”) held its 2026 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) on June 18, 2026, at 9:00 a.m. Eastern Time. At the Annual Meeting, the Company’s stockholders: (i) elected Joshua S. Horowitz, R. Joseph Jackson, Charles T. Lanktree, E. Gray Payne, Lloyd R. Sams, Bradley A. Stoddard, and John M. Suzuki to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are duly elected and qualified; (ii) ratified the appointment of Cherry Bekaert LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026; and (iii) approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers.

The voting results for each proposal were as follows:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Joshua S. Horowitz	2,423,552	139,918	585,565
R. Joseph Jackson	2,527,800	35,670	585,565
Charles T. Lanktree	2,364,746	198,724	585,565
E. Gray Payne	2,362,869	200,601	585,565
Lloyd R. Sams	2,427,991	135,479	585,565
Bradley A. Stoddard	2,546,807	16,663	585,565
John M. Suzuki	2,542,950	20,520	585,565

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
3,008,901	127,408	12,726

Proposal 3 – Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
1,696,842	853,725	12,903	585,565

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 18, 2026	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer